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JOHNSTON INDUSTRIES, INC. AND SUBSIDIARIES

EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT



Johnston Industries, Inc.:

We consent to the incorporation by reference in Registration Statements No. 33-86414, No. 33-44669, No. 33-50100, and No. 33-73268 of Johnston Industries,
Inc. (the "Company") on Form S-8 of our report dated March 6, 1998 (March 30, 1998 as to Note 10 and April 1, 1999 as to Note 17) appearing in the Annual Report on Form 10-K of the Company for the year ended January 1, 2000.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP


Atlanta, Georgia
April 6, 2000